Aflac Incorporated 1st Quarter 2016 10-Q
EXHIBIT 10.15

NON-EMPLOYEE DIRECTOR
RESTRICTED STOCK AWARD AGREEMENT

AFLAC INCORPORATED
Columbus, Georgia 31999
(Hereinafter called “the Company”)

«name»

This restricted stock award agreement (the “Agreement”) is made this «date» day of «monthyear», by and between Aflac Incorporated, a Georgia corporation, (the “Company”), and «name», a resident of «citystate», (“Participant”).

A.
Award.     The Company hereby grants to Participant a restricted stock award of «shares» shares (each, a “Share”) of Aflac Incorporated Common Stock, par value $.10 per share, subject to the terms and conditions set forth herein and in the 2004 Aflac Incorporated Long-Term Incentive Plan (as Amended and Restated March 14, 2012) (the “Plan”).

B.
Restrictions on Transfer. Until the restriction on transfer of the Shares lapses as provided in Paragraph D, below, or as otherwise provided in the Plan, no transfer of the Shares or any of the Participant’s rights with respect to such Shares, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Unless the Board of Directors determines otherwise, upon any attempt to transfer a Share or any rights in respect of a Share before the lapse of such restrictions, such Share, and all of the rights related thereto, shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company without consideration of any kind.

C.
Forfeiture. Upon the cessation of the Participant’s membership on the Board of Directors for any reason (other than death, disability or retirement as provided in paragraph D), any and all Shares as to which the restrictions on transferability shall not have lapsed pursuant to Paragraph D, below, or as otherwise provided in the Plan shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company without consideration of any kind.

D.
Vesting. Except to the extent otherwise provided under the Plan, the restrictions on transferability set forth in Paragraph B, above, shall remain in effect with respect to all of the Shares until, and shall lapse on, the earlier of the first (1st) anniversary of the date of this Agreement or the cessation of the Participant’s membership on the Board of Directors for reasons of death, disability, retirement (i.e., the cessation of membership on the Board of Directors either (1) after ten (10) years of service on the Board of Directors or (2) as of the date of the first annual Shareholders’ meeting of the Company on or after the date the Participant attains age 75, and is no longer eligible to stand for reelection as per the By-laws of the Company).

E.	Miscellaneous.

1.
No Additional Rights. Neither this Agreement nor any of the transactions contemplated hereby shall affect any right of the Participant to continue as a director of the Company or otherwise to provide services to the Company or any of its Affiliates or any of the terms or conditions of any such service.

2.
Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) upon confirmation of receipt when such notice or other communication is sent by facsimile or telex, (c) one day after timely delivery to an overnight delivery courier, or (d) on the fifth day following the date of deposit in the United States mail if sent first class, postage prepaid, by registered or certified mail.

3.
Section 83(b) Election. The Participant acknowledges that it is the Participant's sole responsibility and not the Company's responsibility to file timely any election under Section 83(b) of the Internal Revenue Code of 1986, as amended, even if the Participant requests the Company or its agents to make this filing on the Participant's behalf. The Participant shall notify the Secretary of the Company of any such election within ten (10) days of filing notice of the election with the Internal Revenue Service.

4.
Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

5.
Incorporation of Plan. The Plan is hereby incorporated by reference into this Agreement and made a part hereof, and the Shares and this Agreement shall be subject to all terms and conditions of the Plan.

6.
Amendments. The Board of Directors may amend the terms of this Agreement prospectively or retroactively at any time, but no such amendment shall impair the rights of the Participant hereunder without the Participant's consent.

7.
Survival of Terms. This Agreement shall apply to and bind the Participant and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

8.
Rights as a Stockholder. Subject to the restrictions set forth in the Plan and this Agreement, the Participant shall possess all incidents of ownership with respect to the shares, including the right to vote such shares, provided that all dividends with respect to such shares will be recorded as additional Restricted Stock and held in book entry form until the restrictions on the underlying shares shall have lapsed. Upon vesting of the underlying shares, as described in Paragraph D above, and within thirty (30) days thereafter, the additional Restricted Stock attributable to dividends on the underlying shares shall be released (paid) to the Participant free of the restrictions described in this Agreement.

9.
Authority of the Board. The Board of Directors shall have full authority to interpret and construe the terms of the Plan and this Agreement. The determination of the Board of Directors as to any such matter of interpretation or construction shall be final, binding and conclusive.

10.
Representations. The Participant hereby acknowledges that the Participant has reviewed with the Participant's own tax advisors the Federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.

11.
Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement and that the Participant has read and understands the terms and provisions thereof, and accepts the Shares subject to all the terms and conditions of the Plan and this Agreement. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors upon any questions arising under this Agreement.

12.
Authorization. The Participant hereby authorizes and directs the Secretary of the Company, or such other person designated by the Company, to take such steps as may be necessary to carry out any of the transactions contemplated by this Agreement, including without limitation the transfer of the Shares to the Company upon their forfeiture by the Participant.

13.	Certain Defined Terms. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Plan.

14.	Interpretation. Headings to provisions of this Agreement are intended for convenience of reference only and shall have no effect on the interpretation of this Agreement.

15.
Severability. If any provision of this Agreement is held to be invalid or unenforceable, the other provisions of this Agreement shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in this Agreement.

16.	Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia, except to the extent that federal law is controlling.

IN WITNESS WHEREOF, the Company and Participant have executed this Agreement on the date set forth in the first paragraph.

AFLAC INCORPORATED
By:    DANIEL P. AMOS
Title:     Chairman and Chief Executive Officer

Acknowledgment:

The Participant acknowledges by his or her signature on the attached Notice of Grant of Award and Award Agreement that the Participant has received a copy of the 2004 Aflac Incorporated Long-Term Incentive Plan Prospectus (as Amended and Restated March 14, 2012) has read the same, and is familiar with its provisions and understands and agrees that they, as well as the terms stated herein and upon the attached notice, are part of this Agreement.